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                                  BILL OF SALE

     This Bill of Sale is made on June 26, 1997 between Booth Communications Carolinas, Inc. a Michigan corporation ("BCC"), and The Helicon Group, L.P., a Delaware limited partnership ("The Helicon Group"). Capitalized terms not otherwise defined in this Agreement will have the meanings given to them in the Purchase Agreement (as defined in Recital A below).

                                    RECITALS

     A. HPI Acquisition Co. LLC, a Delaware limited liability company ("HPI"), BCC, Booth Communications Carolinas Assets, Inc., a Michigan corporation ("BCCA"), and Booth American Company, a Michigan corporation, are parties to an Asset Purchase Agreement dated November 21, 1996 (the "Purchase Agreement"), pursuant to which HPI has agreed to buy, and BCC and BCCA have agreed to sell, the Purchased Assets. In connection therewith, HPI asked that BCC transfer the franchise agreements listed on Schedule A attached hereto (the "Franchise Agreements") to The Helicon Group, an affiliate of HPI.

     B. This Agreement is executed and delivered at the Closing pursuant to the agreement of the parties, in good faith and in order to protect the value of the Franchise Agreements.

     Therefore, for the consideration described in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, BCC hereby sells, assigns and delivers unto The Helicon Group, its successors and assigns forever, all of the Franchise Agreements. BCC, by execution and delivery of this Bill of Sale, reaffirms each of its warranties, representations and covenants with respect to the Franchise Agreements, as contained in the Purchase Agreement.

                               BOOTH COMMUNICATIONS CAROLINAS,
                                 INC., a Michigan corporation


                               By:  /s/ Ralph H. Booth, II
                                    ------------------------------
                                    Name: Ralph H. Booth, II
Attest:                             Title: President and Chief Executive Officer

   /s/ Laura A. Petterle
----------------------------
Laura A. Petterle, Vice
President and Treasurer



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                                 SCHEDULE A

HIGH COUNTRY

(1) Franchise granted by the Town of Blowing Rock, State of North Carolina, for the benefit of BCC dated August 1, 1995.

(2) Franchise granted by Watauga County, State of North Carolina, for the benefit of Booth American Company dated June 5, 1995, as assigned to BCC.

(3) Franchise granted by the Town of Boone, State of North Carolina, for the benefit of Booth American Company dated January 28, 1993, as assigned to BCC.

(4) Franchise granted by the Town of Beech Mountain, the State of North Carolina, for the benefit of Alpine Cablevision, Inc. dated June 14, 1983, as assigned to Booth American Company and then BCC.





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